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                                                                EXHIBIT (4)R(ii)


                              United Jersey Banks

                                   GUARANTEE

         United Jersey Banks, a New Jersey Business Corporation and bank holding company located at 301 Carnegie Center, P.O. Box 2066, Princeton, New Jersey 08543-2066, hereby guarantees full and timely payment of principal and interest due from First Valley Corporation, a Pennsylvania Business Corporation and bank holding company which is a wholly owned subsidiary of United Jersey Banks and is located at One Bethlehem Plaza, Bethlehem, Pennsylvania 18018, under a Note Agreement dated as of November 10, 1985 Re: $20,000,000 11 1/2% Senior Notes Due December 15, 1995, to the purchasers of Notes under the Note Agreement or their duly registered successors and assigns.

         Any notices given to United Jersey Banks pursuant to the Note Agreement shall be sent to:

                 Chief Financial Officer
                 United Jersey Banks
                 301 Carnegie Center
                 P.O. Box 2066
                 Princeton, New Jersey 08543-2066

                 with a copy to:

                 General Counsel
                 United Jersey Banks
                 301 Carnegie Center
                 P.O. Box 2066
                 Princeton, New Jersey 08543-2066

         IN WITNESS WHEREOF, United Jersey Banks has caused this Guarantee to be executed by its duly authorized officers and its corporate seal affixed thereto this 28th day of February, 1989.

                                                   UNITED JERSEY BANKS

                                                   /S/ WILLIAM J. HEALY
                                                   -----------------------------
                                                   William J. Healy
                                                   Executive Vice President
CORPORATE
SEAL

Attest:    /S/ RICHARD F. OBER, JR.
         ---------------------------
         Richard F. Ober, Jr.
         Secretary